UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2004

The St. Paul Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

385 Washington Street Saint Paul, Minnesota		55102
(Address of principal executive offices)		(Zip Code)

(651) 310-7911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On April 1, 2004, Travelers Property Casualty Corp. (“Travelers”) merged with a subsidiary of The St. Paul Companies, Inc. (“St. Paul”), as a result of which Travelers became a wholly-owned subsidiary of The St. Paul Travelers Companies, Inc. (together with its subsidiaries, the “Company” or “St. Paul Travelers”).  We are filing this report to include the unaudited pro forma condensed combined income statement for the nine months ended September 30, 2004, which combines the historical consolidated statements of income of St. Paul for the three months ended March 31, 2004 and the historical consolidated statements of income of St. Paul Travelers for the nine months ended September 30, 2004, giving effect to the merger as if it had occurred on January 1, 2004.  The unaudited pro forma condensed combined income statement is attached as Exhibit 99 to this Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description
99	Unaudited pro forma condensed combined income statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2004	THE ST. PAUL TRAVELERS COMPANIES, INC.

	By:	/s/ Bruce A. Backberg
		Name:	Bruce A. Backberg
		Title:	Senior Vice President

EXHIBIT INDEX

Exhibit No.	Description
99	Unaudited pro forma condensed combined income statement.